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                                                                 EXHIBIT 3A(ii)



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             DRI NEW SUB II, INC.,
                             A DELAWARE CORPORATION

                        (PURSUANT TO SECTION 242 OF THE
                       DELAWARE GENERAL CORPORATION LAW)


     DRI NEW SUB II, INC., a corporation incorporated under the laws of the state of Delaware, does hereby certify the following:

     FIRST: That the Board of Directors of the corporation has by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable that Article First of the Certificate of Incorporation of DRI New Sub II, Inc. be amended to change the name of the corporation to Consolidated Natural Gas Company.

     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the corporation has given unanimous written consent to the amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     THIRD: That the amendment to change the name of the corporation has been duly adopted in accordance with the applicable provisions of Section 242 and 228 of the Delaware General Corporation Law.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective as of 10:02 a.m. Eastern Standard Time on January 28, 2000.

     IN WITNESS WHEREOF, DRI NEW SUB II, INC. has caused this certificate to be signed by its duly authorized officer this 26th day of January, 2000.


                                         DRI NEW SUB II, INC.

                                         By: /s/ Thomas N. Chewning
                                             -----------------------------------
                                         Name:  Thomas N. Chewning
                                         Title: Executive Vice President and
                                                Chief Financial Officer